                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is entered into as of this 14th day of February, 1995, by and between South China (Jersey) Holdings Limited, a Jersey, Channel Islands company (the "Buyer"); Lawrence S. Phillips ("LSP"), in his individual capacity and as a trustee of the trusts created under (i) the Second Amended and Restated Trust Agreement dated January 12, 1995 made by Madelyn S. Phillips (the "Trust A Trust Agreement"), (ii) the Third Amended and Restated Trust Agreement dated December 12, 1994 made by Madelyn S. Phillips (the "Trust B Trust Agreement") and (iii) the Trust Indenture dated November 15, 1989 made by Carol Phillips Green, as grantor (the "Carol Phillips Green 1989 GRIT Trust Agreement"); Carol Phillips Green ("CPG"), in her individual capacity and as a trustee of the trusts created under (i) the Trust A Trust Agreement, (ii) the Trust B Trust Agreement and (iii) the Trust Indenture dated October 31, 1989 made by Lawrence S. Phillips, as grantor (the "Lawrence S. Phillips 1989 GRIT Trust Agreement" and, together with the Trust A Trust Agreement, the Trust B Trust Agreement and the Carol Phillips Green 1989 GRIT Trust Agreement, the "Trust Agreements"; the trusts created under the Trust Agreements are sometimes hereinafter collectively referred to as the "Trusts"); Cathy Green ("CG"), solely in her capacity as a trustee of the trust created under the Carol Phillips Green 1989 GRIT Trust Agreement; Madelyn S. Phillips ("MSP"), solely in her individual capacity; Roxane Phillips ("RP"), solely in her individual capacity; Laura Phillips ("LP"), solely in her individual capacity; and Douglas Green ("DG"), solely in his individual capacity. LSP, CPG, and CG in their capacities as trustees under the Trusts are sometimes hereinafter referred to as the "Trustees" and the Trustees, together with LSP, CPG, MSP, RP, LP and DG, in their individual capacities, are hereinafter collectively referred to as the "Shareholders."

                              W I T N E S S E T H:

         WHEREAS, (i) each of LSP, CPG, MSP, RP, LP and DG is the beneficial owner of the number of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Phillips-Van Heusen Corporation, a Delaware corporation (the "Corporation"), set forth opposite his or her name in Part A of Schedule 1 attached hereto and made a part hereof, (ii) the Trustees are the owners, for the use and benefit of the respective beneficiaries (collectively, the "Beneficiaries") pursuant to the terms of the respective Trust Agreements, of the number of shares of Common Stock of the Corporation set forth opposite their names in Part B of Schedule 1, and (iii) LSP has the right to acquire, pursuant to stock options which are currently exercisable, the number of shares of Common Stock set forth opposite his name in Part C of Schedule 1 (the "Option Shares"); and

         WHEREAS, on the terms and conditions hereinafter set forth, each Shareholder is willing to sell, and the Buyer is willing to purchase, the number of shares of the Common Stock of the Corporation set forth opposite the name of such Shareholder on Schedule 1 attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:


         1. Sale by the Shareholders.

         Subject to the terms and conditions of this Agreement, each Shareholder agrees to sell, convey, transfer and deliver to the Buyer at the Closing described in Section 3 hereof (the "Closing"), and the Buyer agrees to purchase, the number of shares of the Common Stock of the Corporation set forth opposite the name of such Shareholder on Schedule 1 (such shares being hereinafter collectively referred to as the "Shares"). Such sale, conveyance, transfer and delivery of the Shares by the Shareholders to the Buyer shall be free and clear of any and all liabilities, obligations, pledges, security interests, liens and encumbrances. The Shareholders agree that such Shares shall be delivered to the Buyer at the Closing duly endorsed for transfer to the Buyer with a full warranty that by such transfer the Buyer will receive good and marketable title thereto, free and clear of any and all liabilities, obligations, pledges, security interests, liens and encumbrances, other than those created, or which arise as a result of the ownership of the Shares, by the Buyer. The Shareholders shall be responsible for the payment of all transfer taxes, if any, payable in connection with such sale, conveyance, transfer and delivery.


         2. Purchase Price.

         Subject to the terms and conditions of this Agreement, and in consideration of the sale and transfer of the Shares to the Buyer, at the Closing the Buyer shall pay to each Shareholder by transfer of immediately available funds the sum set forth opposite the name of such Shareholder on
Schedule 1, or $18.00 per Share (the "Purchase Price").


         3. Closing.

         The Closing of the transaction provided for herein shall take place at the offices of Shereff, Friedman, Hoffman & Goodman LLP, 919 Third Avenue, New York, New York 10022, no later than the date which is the third business day after the day on which the conditions set forth in Sections 6 and 7 hereof have been satisfied, at 10:00 a.m. New York City time (the "Closing Date") or at such other time and place as the parties may mutually agree.

         4. Representations and Warranties of the Shareholders.

         Each of the Shareholders, severally but not jointly, represents and warrants that with respect to the Shares being sold by such Shareholder hereunder and to the extent that such representations and warranties are applicable to such Shareholder:

                  (a) Ownership. The Shares are, and on the Closing Date the Option Shares will be, validly issued and outstanding, fully paid and nonassessable. Each of the Shareholders is the beneficial owner, and on the Closing Date will be the record and beneficial owner, of the number of shares of the Common Stock of the Corporation set forth opposite the name of such Shareholder on Schedule 1 being sold hereunder, free and clear of all claims, liens, charges, commitments, restrictions, equities or other encumbrances or rights of any person not a party to this Agreement of any nature whatsoever, except that (i) in the case of the Shares owned by the Trustees, such Shares are owned solely for the benefit of the Beneficiaries of the Trusts pursuant to the terms of the Trust Agreements, (ii) in the case of the Option Shares, LSP has the right to acquire such Shares and will be the record and beneficial owner of the Option Shares on the Closing Date and (iii) in the case of Shares owned by LSP, certain of such Shares are currently held in, and are subject to the terms of, a margin account (the "Margin Shares"). Except, in the case of the Shares owned by the Trustees, for the Trust Agreements, there are no agreements, arrangements or understandings (including, without limitation, options or rights of first refusal) to which any of the Shareholders is a party or by which any of them is bound which provide for the purchase, sale or other disposition of any of the Shares (other than the Margin Shares) or any interest therein or which grant to any third party any interest or right therein. At the Closing, each Shareholder will have full power of disposition over, and full right to sell, assign, transfer and setover to the Buyer good and marketable title to, the Shares to be sold by such Shareholder hereunder, free and clear of all claims, liens, encumbrances, charges and equities whatsoever, or contractual obligations or commitments in respect thereof to the Corporation, other shareholders or to third parties, or restrictions as to ownership, voting or transferability imposed by any agreement or arrangement or by any government authority, other than those created, or which arise as a result of the ownership of the Shares, by the Buyer.

                  (b) Trust Agreements. Schedule 2 attached hereto and made a part hereof sets forth the sole and duly appointed trustees of each of the Trusts, and none of such Trustees have resigned or been removed or replaced. True and correct copies of each of the Trust Agreements, including all amendments thereto through the date hereof, have heretofore been delivered to the Buyer. The Trustees have adequate power and authority to own the assets held by the Trusts, including without limitation, the Shares held by the Trusts. Neither the Trustees nor any of the Beneficiaries has heretofore in any way assigned, transferred or encumbered, or permitted the assignment, transfer or encumbrance of, either voluntarily or involuntarily, all or any part of the assets currently held by the Trusts, including, without limitation, the Shares held by the Trusts.

                  (c) Beneficiaries. Schedule 2 attached hereto and made a part hereof sets forth the current income Beneficiaries of each of the Trusts.

                  (d) Execution of the Agreement. Each of LSP, CPG, MSP, RP, LP and DG has all necessary legal capacity, right, power and authority to execute and deliver this Agreement in his or her individual capacity and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement by the Trustees and the performance by them of their obligations hereunder have been duly and validly authorized and approved by all action required under applicable law relating to the Trusts and under the terms of the Trust Agreements. The Trustees have full authority under the terms of the Trust Agreements and any other document relating to or applicable to the Trusts to execute and deliver this Agreement on behalf of the Trusts and to perform their obligations hereunder.

                  (e) Binding Agreement. This Agreement constitutes the legal, valid and binding agreement of each Shareholder, enforceable in accordance with its terms against each of LSP, CPG, MSP, RP, LP and DG in their individual capacities, the Trustees and the Trusts.

                  (f) No Violation. Neither the execution of this Agreement, the consummation of the transactions contemplated hereby nor the compliance with or fulfillment of the terms and conditions hereof will: (i) violate or conflict with any provision of the Trust Agreements or any other document relating to or applicable to the Trusts, (ii) violate or conflict with, result in the breach or termination of, or otherwise vary, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which any of the Shareholders are parties or by which any of the Shareholders are bound or (iii) violate or conflict with any law, regulation, ordinance, judgment, order, writ, injunction or decree or any other requirement of any court or governmental or regulatory body of any jurisdiction that prevents the making of, or the consummation of the transactions contemplated by, this Agreement.

                  (g) Consents. Except for filings with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under applicable law, for the execution, delivery and performance of or compliance by any of the Shareholders with this Agreement or the consummation by any of the Shareholders of any other transaction contemplated hereby.


         5. Representations and Warranties of the Buyer.

                  (a) Investment Purpose. The Buyer represents and warrants that the Buyer is purchasing the Shares for investment only and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, but subject, nevertheless, to the disposition of the Shares being at all times within its control. The Buyer acknowledges that within three years prior to the date hereof, LSP acquired an aggregate of 11,909 shares of Common Stock of the Corporation in satisfaction of certain commissions owed to him by the Trusts. The number of shares so acquired (the "Commission Shares") and the dates of acquisition are set forth on
         Schedule 3 hereto. The Buyer acknowledges that (x) the Commission Shares are "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) and may only be sold in accordance with the registration requirements of such Act or pursuant to an available exemption therefrom and (y) the certificate(s) representing the Commission Shares may bear an appropriate restrictive legend and have stop transfer orders entered against them in the stop transfer books maintained by the Corporation.

                  (b) Due Organization and Good Standing. The Buyer is a company duly organized, validly existing and in good standing under the laws of Jersey, Channel Islands.

                  (c) Execution of the Agreement. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Buyer.

                  (d) Binding Agreement. This Agreement constitutes the legal, valid and binding agreement of the Buyer, enforceable in accordance with its terms against the Buyer.

                  (e) No Violation. Neither the execution of this Agreement, the consummation of the transactions contemplated hereby nor the compliance with or fulfillment of the terms and conditions hereof will: (i) violate or conflict with any provision of the Memorandum and Articles of Association of the Buyer, (ii) violate or conflict with, result in the breach or termination of, or otherwise vary, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which the Buyer is a party or by which the Buyer is bound or (iii) violate or conflict with any law, regulation, ordinance, judgment, order, writ, injunction or decree or any other requirement of any court or governmental or regulatory body of any jurisdiction that prevents the making of, or the consummation of the transactions contemplated by, this Agreement.

                  (f) Consents. Except for filings with the FTC and the DOJ pursuant to the HSR Act, no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under applicable law, for the execution, delivery and performance of or compliance by the Buyer with this Agreement or the consummation by the Buyer of any other transaction contemplated hereby.

                  (g) Financial Capacity. The net worth of the Buyer is in excess of the aggregate Purchase Price being paid for all of the Shares to be sold to the Buyer hereunder.


         6. Conditions Precedent to Obligations of Buyer.

         All obligations of the Buyer under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

                  (a) Validity of the Shareholder's Representations and Warranties. Except for changes contemplated and permitted by this Agreement, the representations and warranties of the Shareholders contained in this Agreement or in any certificate or document delivered to the Buyer pursuant hereto shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects, and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  (b) Antitrust Matters. Any filings required to be made by the Corporation under the HSR Act shall have been made, and the specified waiting period with respect to such filing and the filing to be made by the Buyer shall have expired without the receipt of any objections from the appropriate governmental agencies.

                  (c) No Material Adverse Change. From the date of this Agreement to the Closing, the Corporation shall not have suffered any material adverse change in its business condition (financial or otherwise), property or assets.

                  (d) Closing Documents. The Buyer shall have received at the Closing the following documents, which shall be in form and substance satisfactory to the Buyer and its counsel:

                           (i) Certificates representing the Shares duly endorsed for transfer to the Buyer, or accompanied by duly executed stock powers, free of any restrictive legends other than with respect to the Commission Shares.

                           (ii) A Consent in the form attached hereto as Exhibit
                  A with respect to each of the Trusts duly executed by each of the current income Beneficiaries of such Trust.

                           (iii) An opinion of Rosenman & Colin addressed to The
                  Bank of New York, the Corporation's transfer agent (the "Transfer Agent"), in form and substance satisfactory to the Transfer Agent, together with such other documents and instruments as the Transfer Agent may require in order to issue to the Buyer a certificate representing the Shares to be purchased hereunder, free of, except in the case of the Commission Shares, any restrictive legend.

                           (iv) A receipt from the  Shareholders  for payment of
                  the Purchase Price (as described in Section 2 hereof).

                           (v) Opinions of Weitzner, Levine, Hamburg & Chill and
                  Shereff,   Friedman,  Hoffman  &  Goodman  LLP,  in  form  and
                  substance  reasonably   satisfactory  to  the  Buyer  and  its
                  counsel.


         7. Condition Precedent to Obligation of the Shareholder.

         All obligations of the Shareholders under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

                  (a) Validity of the Buyer's Representations and Warranties. Except for changes contemplated and permitted by this Agreement, the representations and warranties of the Buyer contained in this Agreement or in any certificate or document delivered to the Shareholders pursuant hereto shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects, and the Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (b) Antitrust Matters. Any filings required to be made by the Corporation under the HSR Act shall have been made, and the specified waiting period with respect to such filing and the filing to be made by the Buyer shall have expired without the receipt of any objections from the appropriate governmental agencies.

                  (c) Purchase Price. The Shareholders shall have received the Purchase Price due at the Closing in accordance with the provisions of
         Section 2.


         8. Covenants of the Buyer.

                  (a) HSR Filing. As soon as practicable after the date hereof, the Buyer shall file with the FTC and the DOJ the Notification and Report Form required under the HSR Act requesting early termination of the applicable waiting period. The Buyer shall cooperate with the Corporation and use its best efforts to assist the Corporation in making and pursuing such filings and shall promptly respond to all requests for additional information or documentation.

                  (b) 401(k) Shares. The Buyer hereby agrees to purchase, at a purchase price of $18.00 per share, up to 35,000 shares of Common Stock currently held in the Corporation's 401(k) Plan for the account of LSP at such time as LSP or his Individual Retirement Account, as the case may be, shall be entitled to sell such shares.

         9.       Indemnification of Buyer.

                  (a) Shareholders' Agreement to Indemnify. Each of LSP, CPG, MSP, RP, LP, DG and the Trustees, severally, but not jointly, agrees to defend, indemnify and hold harmless the Buyer against and in respect of any and all losses, claims, liabilities, damages, expenses (including reasonable attorneys' fees) or deficiencies resulting from a breach of any representation, warranty, covenant or agreement of such Shareholder made in connection with or contained in this Agreement and any nonfulfillment by such Shareholder of any obligation under this Agreement or, in the case of the Trustees, any claim asserted by any of the Beneficiaries of the relevant Trust related to the sale of the Shares hereunder.

                  (b) Notice of Liability. The Buyer shall, in a timely manner, provide an indemnifying party with notice of any third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 9 (collectively, "Third Party Claims") and shall otherwise make available all relevant information material to the defense of any Third Party Claims against it. The indemnifying party shall have the right to elect to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the Buyer and to settle and compromise any Third Party Claim; provided, however, that such settlement or compromise shall be effected only with the consent of the Buyer, which consent shall not be unreasonably withheld. The failure by the Buyer to give timely notice or to provide copies of documents or to furnish relevant data in connection with any Third Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by the Buyer, except and only to the extent that such failure shall result in any prejudice to the indemnifying party.

                  (c) Amount of Indemnification. The maximum aggregate liability of any Shareholder under this Section 9, including the maximum aggregate liability of any Trust in respect of the indemnification made by the Trustee(s) of such Trust pursuant to this Section 9, shall not exceed the Purchase Price for the Shares sold by such Shareholder or Trustee(s) on behalf of the Beneficiaries of such Trust, as the case may be.


         10. Miscellaneous.

                  (a) Survival of Representations and Warranties. All representations and warranties made by the Shareholders and the Buyer under this Agreement in connection with the transactions contemplated herein or in any certificate, list or other instrument delivered pursuant hereto shall survive the Closing and any investigation made at any time with respect thereto.

                  (b) Waiver. Any failure of any of the parties hereto to comply with any of its obligations or agreements or to fulfill any conditions herein contained may be waived only by a written waiver from the other parties.

                  (c) Notices. All notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly delivered pursuant to this Agreement if delivered, or if telecopied, or if sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses (or at such other addresses as shall be designated in writing by a party):


                  If to the Shareholders, to:

                           c/o Steven G. Chill, Esq.
                           Weitzner, Levine, Hamburg & Chill
                           437 Madison Avenue
                           New York, New York 10022
                           Telecopy No.: (212) 752-2922


                  with a copy to:

                           Shereff, Friedman, Hoffman & Goodman LLP
                           919 Third Avenue
                           New York, New York 10022
                           Telecopy No: (212) 758-9526
                           Attention: Scott Zimmerman, Esq.


                  If to the Buyer, to:

                           South China (Jersey) Holdings Limited
                           Ordnance House
                           31 Pier Road
                           St. Helier
                           Jersey, Channel Islands


                  with a copy to:

                           Coudert Brothers
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Telecopy No: (212) 626-4120
                           Attention: David A. Boillot, Esq.

                  (d) Captions and Paragraph Headings. Captions and paragraph head- ings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                  (e) Entire Agreement. The making, execution and delivery of this Agreement by the parties has been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein. This Agreement may be amended or modified only by an instrument executed by the parties or their duly authorized agents. The Shareholders and the Buyer make no representations or warranties not specifically referred to in this Agreement. This Agreement supersedes and terminates all prior arrangements and agreements between the parties.

                  (f)    Counterparts.    This   Agreement   may   be   executed
         simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (g) Successors and Assigns. None of the parties hereto may assign this Agreement without the prior written consent of the other parties; provided that the Buyer can assign this Agreement to one or more of its affiliates; provided that the Buyer shall guarantee in a manner satisfactory to the Shareholder the obligations of the assignee to pay the Purchase Price hereunder. Any impermissible attempted assignment of this Agreement without such prior written consent shall be void. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of, in the case of each Shareholder, his, her or its heirs, beneficiaries (including the Beneficiaries of any Trust), personal representatives, executors, successors and assigns, and, in the case of the Buyer, its successors and assigns.

                  (h) Governing Law; Submission to Jurisdiction. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the internal laws of the State of New York without regard to the conflicts of law. Each of the parties hereto, by its execution of this Agreement:

                  (i) irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based on this Agreement (and each other agreement delivered or to be delivered in connection herewith) or the subject matter hereof or thereof; and

                  (ii) waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that any such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement (and each other agreement delivered or to be delivered in connection herewith) or the subject matter hereof or thereof may not be enforced in or by such court.

         The parties hereto hereby agree that any action brought under this Agreement (and each other agreement delivered or to be delivered in connection herewith) shall be brought exclusively in one of the above-mentioned courts.

         The parties hereto hereby consent to service of process in any such proceeding in any manner permitted by the laws of the State of New York and agree that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10(c) is reasonably calculated to give actual notice.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                        SOUTH CHINA (JERSEY) HOLDINGS LIMITED


                                        By: Richard Lee
                                            ------------------------------------
                                            Name:  Dr. Richard Lee
                                            Title: DIRECTOR


                                        By: Lawrence S. Phillips
                                            ------------------------------------
                                            Lawrence S. Phillips,  individually,
                                            and as a Trustee  under  the  Trusts
                                            created  under  the  Trust  A  Trust
                                            Agreement,   the   Trust   B   Trust
                                            Agreement  and  the  Carol  Phillips
                                            Green 1989 GRIT Trust Agreement


                                        By: Carol P. Green
                                            ------------------------------------
                                            Carol P. Green,  individually,   and
                                            as  a  Trustee   under  the   Trusts
                                            created  under  the  Trust  A  Trust
                                            Agreement,   the   Trust   B   Trust
                                            Agreement   and  the   Lawrence   S.
                                            Phillips 1989 GRIT Trust Agreement


                                        By: Cathy Green
                                            ------------------------------------
                                            Cathy Green,  solely in her capacity
                                            as a Trustee under the Trust created
                                            under the Carol  Phillips Green 1989
                                            GRIT Trust Agreement


                                        By: Madelyn S.  Phillips
                                            ------------------------------------
                                            Madelyn S.  Phillips,  solely in her
                                            individual capacity

                                        By: Roxane   Phillips
                                            ------------------------------------
                                            Roxane   Phillips,   solely  in  her
                                            individual capacity


                                        By: Laura   Phillips
                                            ------------------------------------
                                            Laura   Phillips,   solely   in  her
                                            individual capacity


                                        By: Douglas   Green
                                            ------------------------------------
                                            Douglas   Green,   solely   in   his
                                            individual capacity

                                   EXHIBIT A

                                    CONSENT


         The undersigned, on behalf of himself/herself and on behalf of all contingent remaindermen of the trust created under ___________________________________________ (the "Trust"), hereby irrevocably ratifies, confirms and approves (i) the sale of the Shares held by the Trust (the "Trust Shares") on the terms and conditions set forth in this Agreement, and (ii) all actions taken by ________ and ________ (the "Trustees") in effecting the sale, including, without limitation, the execution and delivery of this Agreement by the Trustees and the performance by the Trustees of their obligations under this Agreement. Without limitation of the foregoing, the undersigned, on behalf of himself/herself and on behalf of all contingent remaindermen of the Trust, hereby irrevocably acknowledges and agrees that the purchase price, payable in accordance with the terms of this Agreement, represents full and adequate consideration for the sale of the Trust Shares.


         The undersigned hereby agrees that, in the event and to the extent that he or she receives any distribution from the Trust which is attributable to any payment to the Trust pursuant to this Agreement or income earned in respect thereof (whether upon the termination of the Trust or otherwise), the undersigned, in his or her individual capacity, shall be jointly and severally liable with the Trustees for any and all indemnification of the Buyer by the Trustees hereunder. Each of the undersigned agrees that the foregoing obligations shall be binding upon and inure to the benefit of his or her respective heirs, beneficiaries, personal representatives, executors, administrators, successors and assigns.



                                         _______________________________________

                                   SCHEDULE 1

                                 SHAREHOLDINGS


                                                      NUMBER OF            TOTAL
                 OWNER                              SHARES HELD   PURCHASE PRICE
---------------------------------------------       -----------  ---------------
PART A.

Lawrence S. Phillips                                   647,497   $ 11,654,946.00

Carol P. Green                                         145,448   $  2,618,064.00

Madelyn S. Phillips                                     75,601   $  1,360,818.00

Roxane Phillips                                            790   $     14,220.00

Douglas Green                                            3,000   $     54,000.00

Laura Phillips                                           2,550   $     45,900.00

PART B.

Carol P. Green and Lawrence S. Phillips,               916,685   $ 16,500,330.00
as Trustees under SECOND AMENDED AND
RESTATED TRUST AGREEMENT, dated
January 12, 1995, made by Madelyn S.
Phillips, as grantor ("Trust A")

Lawrence S. Phillips and Carol P. Green,               965,223   $ 17,374,014.00
as Trustees under THIRD AMENDED AND
RESTATED TRUST AGREEMENT, dated
December 12, 1994, made by Madelyn S.
Phillips, as grantor ("Trust B")

Carol P. Green, as Trustee under TRUST                 194,000   $  3,492,000.00
INDENTURE dated October 31, 1989, made by
Lawrence S. Phillips, as grantor ("Lawrence S.
Phillips 1989 GRIT")

Cathy Green and Lawrence S. Phillips, as                85,000   $  1,530,000.00
Trustees under TRUST INDENTURE dated
November 15, 1989, made by Carol P. Green
("Carol P. Green 1989 GRIT")

                                                      NUMBER OF            TOTAL
                 OWNER                              SHARES HELD   PURCHASE PRICE
---------------------------------------------       -----------  ---------------
PART C.

Lawrence S. Phillips (options)                          42,648   $    767,664.00

                                   SCHEDULE 2

                                     TRUSTS

TRUST CREATED UNDER             TRUSTEES                    BENEFICIARIES
1.       SECOND                 Carol P. Green and          Madelyn S. Phillips
         AMENDED AND            Lawrence S. Phillips
         RESTATED
         TRUST
         AGREEMENT,
         dated January 12,
         1995, made by
         Madelyn S.
         Phillips, as grantor
         ("Trust A")

2.       THIRD                  Lawrence S. Phillips and    Madelyn S. Phillips
         AMENDED AND            Carol P. Green
         RESTATED
         TRUST
         AGREEMENT,
         dated December 12,
         1994, made by
         Madelyn S.
         Phillips, as grantor
         ("Trust B")

3.       TRUST                  Carol P. Green              Lawrence S. Phillips
         INDENTURE dated
         October 31, 1989,
         made by Lawrence
         S. Phillips, as
         grantor ("Lawrence
         S. Phillips 1989
         GRIT")

4.       TRUST                  Cathy Green and Lawrence    Carol P. Green
         INDENTURE dated        S. Phillips
         November 15,
         1989, made by
         Carol P. Green
         ("Carol P. Green
         1989 GRIT")

                                   SCHEDULE 3

                               COMMISSION SHARES

                                     DATE ACQUIRED             NUMBER OF SHARES
Lawrence S. Phillips                    2/14/94                    3850
                                        2/14/94                    3100
                                       12/22/93                     940
                                       12/22/93                     575
                                        1/20/93                      64
                                        1/20/93                    3380